SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant   X

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Check the appropriate box:

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     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       The York Water Company
          (Name of Registrant as Specified In Its Charter)

                       The York Water Company
             (Name of Person(s) Filing Proxy Statement)


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          computed pursuant to Exchange Act Rule 0-11:*

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     previous filing by registration statement number, or the
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

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401


                                                        April 3, 1997

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

           TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of The York Water Company will be held at the office of the Company, 130 East Market Street, in the City of York,
Pennsylvania, on May 5, 1997 at 1:00 P.M. for the purpose of taking action upon the following proposals:

     (1) To elect three (3) Directors to three-year terms of office;

     (2) To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares and to make certain other changes in the capital stock of the Company; and

     (3) To appoint independent accountants to audit the financial statements of the Company for the year 1997;

     (4) To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on March 15, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

   You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope.

                                  By order of the Board of Directors,

                                                     JEFFREY S. OSMAN
                                                            Secretary

                       THE YORK WATER COMPANY
                       130 EAST MARKET STREET
                      YORK, PENNSYLVANIA 17401


                                                        April 3, 1997

                          PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, whereby shareholders would appoint Irvin S. Naylor, William T. Morris, and Horace Keesey III and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the office of the Company on May 5, 1997 (the "Annual Meeting") and at any adjournment thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 31, 1997.

     A shareholder who completes and forwards the enclosed proxy to the Company is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company at any time before the proxy is exercised.


                       PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; (ii) to amend the Company's Amended and Restated Articles of Incorporation (the "Existing Articles") to increase the authorized capital stock of the Company from 1,200,000 shares of Common Stock, par value $10.00 per share, to 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value; and (iii) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1997. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                        VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of 725,131 shares of Common Stock, par value $10.00 per share. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof is the close of business on March 15, 1997. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     The approval of the proposals to amend the Existing Articles and to ratify the Company's auditors require the affirmative vote of a majority of the votes cast by all the holders of the Common Stock entitled to vote thereon. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether this proposal is approved by the shareholders.

     The Company believes that brokers who have received no voting instructions from their customers will not have discretion to vote on the proposal to amend the Existing Articles. Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.


          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common
Stock as of March 15, 1997.


                       ELECTION OF DIRECTORS

     At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The Company has a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

     The three directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the six directors continuing in office as of March
15, 1997.


                                                            Full      Percent
                                                            Shares       of
                                                       Dir.   Owned      Total
                           Principal Occupation     Since   Benefi-    Shares
Name              Age      During Last Five                 cially      Out-
                             Five Years                     <F1>     standing
                                                                      <F2>
Frank Motter*        69  President, Motter Printing   3/26/79 4,546 <F3> 0.63
                     Press Co.,
                     June, 1972 to date

George Hay Kain, III, Esq.48 Sole Practitioner,      8/25/86  3,740  <F4> 0.52
                      Law, April, 1982 to date

Michael W. Gang, Esq.**46 Partner, Morgan, Lewis    1/22/96    349        0.05
                        & Bockius LLP, Counselors
                        at Law, October, 1984
                        to date. Morgan, Lewis
                        & Bockius LLP is counsel
                        to the Company


TO CONTINUE FOR TERMS EXPIRING IN 1998

Irvin S. Naylor*   61  Chairman of the Board,       10/31/60  3,262       0.45
                         The York Water Company,
                         September, 1993 to date
                         Secretary-Treasurer, The York Water
                         Company, May, 1977 to September, 1993
                       President/Owner, Snow Time, Inc., Owns
                         and Operates Ski Areas, June, 1964 to date
                       Vice Chairman/Owner, Cor-Box, Inc.,
                         Mfg. Corrugated Boxes, June, 1966 to date

William T. Morris, P.E.* 59 President and Chief     4/19/78  2,309  <F5>  0.32
                        Executive Officer, The
                         York Water Company, May,
                         1995 to date
                       President and General Manager,
                         The York Water Company, May, 1982
                         to May, 1995

Horace Keesey III* 68  Vice Chairman of the Board     8/27/79 3,120 <F6> 0.43
                        The York Water Company, May, 1995 to date
                       Vice President, The York Water
                         Company, May, 1986 to May, 1995
                       Consultant to the paper industry,
                         October, 1991 to date


TO CONTINUE FOR TERMS EXPIRING IN 1999

Paul W. Ware*      50  Chairman, Penn Fuel Gas, Inc. 3/27/89 32,478 <F7> 4.48
                      June, 1990 to date.
                      President, June, 1989
                     to March, 1992

John L. Finlayson** 56  Vice President-Finance and    9/2/93  308        0.04
                     Administration, Susquehanna Pfaltzgraff
                     Co., August, 1978 to date

Chloe R. Eichelberger  62 Owner/President/Chief      9/15/95 451        0.06
                        Executive Officer
                        Chloe Eichelberger Textiles, Inc.,
                         September, 1987 to date


All Directors and
Executive Officers
as a group                                                  50,563 <F8>   6.97


* Members and (**) Alternate Members of the Executive Committee.



<F1>   Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.

<F2>   The percentage for each individual or group is based on the aggregate shares outstanding as of March 15, 1997 (725,131 shares).

<F3>   Includes 1,000 shares held by wife for which Mr. Motter disclaims beneficial ownership.

<F4>   Includes 775 shares held by wife and child for which Mr. Kain disclaims beneficial ownership. Also includes 1,557 shares held by estate of his grandfather, for which he is one of three co-trustees and shares voting power and investment power.

<F5>   Includes 179 shares owned by Mr. Morris' wife for which Mr. Morris disclaims beneficial ownership.

<F6>   Includes 665 shares owned jointly with Mr. Keesey's four adult children on which he shares voting and investment power.

<F7>   Includes 900 shares held by Mr. Ware as custodian for two minor children for which Mr. Ware disclaims beneficial ownership. Also includes 30,865 shares held by Oxford Foundation, a charitable foundation, of which Mr.
       Ware is a Director. Mr. Ware shares voting power and investment power with respect to this holding.

<F8>   Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.


       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during the year ended December 31, 1996, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.

                MEMBERS OF OTHER BOARDS OF DIRECTORS

    The following members of the Board of Directors of The York
Water Company are Board members of publicly held companies as indicated below:

                                       Companies Other Than
              Board Members            The York Water Company

         Mr. Frank Motter      Drovers Bancshares Corp.
                                   and
                               The Drovers & Mechanics Bank

         Mr. Paul W. Ware      American Water Works Company



COMMITTEES AND FUNCTIONS

    The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

    The Executive Committee held ten (10) meetings during the fiscal year ended December 31, 1996. The Executive Committee is empowered to function as delegated by the Board of Directors.

    The Audit Committee held two (2) meetings in 1996. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: Paul W. Ware, Chairman; Frank Motter; John L. Finlayson; and Chloe R. Eichelberger.

    The Compensation and Nomination Committee held two (2) meetings in 1996 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will consider nominees recommended by shareholders of
the Company.   Such recommendations should be made in writing,
should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Paul W. Ware; John L. Finlayson; Michael W. Gang; and Irvin S. Naylor, ex officio.

          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information concerning compensation paid or accrued by the Company to the chief executive officer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.


SUMMARY COMPENSATION TABLE

                                    Annual Compensation
                 Name and                             All Other
                 Principal                            Compensation
                 Position         Year    Salary($)(1)   ($)(2)


              William T. Morris,  1996   134,836        2,339
              President, Chief    1995   119,978        2,339
              Executive Officer   1994   104,960        2,339
              and Director

    (1)  Includes amounts deferred by Mr. Morris
         under the Company's deferred compensation program for management and supervisory personnel (the "Deferred Compensation
         Program").

    (2)  Represents $500 of Company matching
         contributions to the 401(k) plan and $1,839 in insurance policy premiums expended by the Company to fund Mr. Morris' interest in the Deferred Compensation Program. It is anticipated that the Company will expend the total of $7,355 in remaining policy premiums to fund Mr. Morris' interest in the Deferred
         Compensation Program.

    Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age
55. The pension benefit computation is based on the years of service times the sum of $16.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings, exclusive of overtime earnings, for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 1996, Mr. Morris has been credited with 28 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.

Remuner
ation	                    Years of Service
                       10        15     	20   	  25    	30
$145,000             $22,890  $34,335 $45,780 $57,225 $68,670

    The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.


    The Company maintains a supplemental retirement program
(the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to four members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $70,176. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:

Annual
Retirement Benefit
Unit	                     Years of Service
                   Subsequent to December 31, 1983

            10     	15        	20       	25       	30

$3,600   $36,000  $54,000   $72,000   $90,000   $108,000
 2,100    21,000   31,500    42,000    52,500     63,000
 1,440    14,400   21,600    28,800    36,000     43,200
 1,200    12,000   18,000    24,000    30,000     36,000

The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven (11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other directors participate in this program. Mr. Morris' projected annual payment under this program is $20,599.

    Each Director of the Company is entitled to receive $3,500 either in the form of a cash payment by the Company to the Director or on behalf of the Director to fund a life insurance policy for the benefit of the Director's named beneficiary. In addition, each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $3,200 per annum in Directors' fees; $3,200 per annum for service as a regular member of the Executive Committee; a per diem of $400 for each Board of Directors' Meeting; and a per diem of $350 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 10 Executive Committee Meetings during the fiscal year ended December 31, 1996. All Directors attended at least 75% of the scheduled Board of Directors' Meetings. All Directors attended at least 75% of the scheduled committee meetings except Irvin S. Naylor and Frank Motter, who attended 67% and 71% respectively.

                         COMPANY PERFORMANCE

The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies prepared and maintained by Edward D. Jones & Co. (the "Peer Index").





(Details of graph not transmitted electronically are as follows:

              1992      1993      1994      1995      1996


Group         114       125       111       120       135

York Water    114       126       141       155       161

S&P           109       124       122       156       175

    The line graph above assumes $100 invested on December 31, 1991 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American Water Works Inc.; Aquarion Company; California Water Service; Connecticut Water Service Inc.; Consumers Water Company; Elizabethtown Corp.; GWC Corp.; IWC Resources Corp.; Middlesex Water Company; Philadelphia Suburban Corp.; SJW Corp.; Southern California Water; Southwest Water Co.; and United Water Resources.


       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

    Mr. Morris, the Chief Executive Officer of the Company, served the Company as its President and General Manager from May, 1982 to May, 1995. In May 1995 Mr. Morris assumed the position of President and Chief Executive Officer. The Compensation and Nomination Committee historically has established Mr. Morris' compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).


Frank Motter, Chairman            John L. Finlayson, Member
Paul W. Ware, Member              Michael W. Gang, Member
                             Irvin S. Naylor, ex officio


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Irvin S. Naylor, Chairman of the Board, is a non-voting ex officio member of the Compensation and Nomination Committee.


PROPOSAL TO AMEND THE AM ENDED AND RESTATED
ARTICLES OF INCORPORATION

 The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders amendments of the Existing Articles. The text of the proposed amendments (the "Amendments"), which amend and restate Article V and Article VI of the Existing Articles, is attached hereto as Exhibit A and is incorporated herein by reference.

    The proposed Amendments would (i) increase the authorized capital stock of the Company from 1,200,000 shares of Common Stock, par value $10.00 per share, to 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value;
(ii) eliminate the concept of par value of the capital stock; and (iii) delete certain provisions relating to dividends and shares in distribution on Common Stock in order to allow for the possible future issuance of Series Preferred Stock.

Increase in Authorized Common Stock; Authorization of Series
Preferred Stock

    The Company currently has 1,200,000 shares of Common Stock authorized, of which 725,131 shares were outstanding as of March 15, 1997. An additional 1,054 and 42,368 shares of
Common Stock have been reserved for issuance under the Company's employee stock purchase plan and dividend reinvestment plan, respectively, as of the same date.

    The Board of Directors believes that the proposed changes in the authorized capital stock of the Company, which includes a substantial increase in the number of shares of Common Stock, the authorization of shares of Series Preferred Stock, and the elimination of par value, are in the best interests of the Company. Although the Company has no present agreements or commitments for the issuance of any additional shares that would be authorized by the Amendments, management intends to recommend to the Board of Directors as early as its first meeting after the shareholders meeting in May a proposal to declare a stock split in the range of four-to-one, subject to the approval by the Company's shareholders of the proposed Amendments and the approval of the Pennsylvania Public Utility Commission. Moreover, the Board of Directors believes that it is advisable to authorize an adequate number of additional shares beyond the number necessary for the contemplated stock split to have sufficient shares available for, among other things, possible issuance in connection with future financing activities, the Company's dividend reinvestment plan, employee stock purchase plan and other stock-based plans that might be implemented in the future, future stock splits, the possible acquisition of other companies and properties, and other proper corporate purposes.

    The provision for the authorization of shares of Series Preferred Stock is intended to provide additional flexibility in raising capital for the Company's needs. The precise terms of the Series Preferred Stock would be determined by the Board of Directors at the time of issuance. Such terms are typically the result of negotiations between the Company and the prospective purchasers and could include provisions for a stated level of dividends, conversion rights, voting rights, rights on liquidation or dissolution, and other rights and preferences, some of which might have priority over the shares of Common Stock.

    The additional shares of Common Stock and the shares of Series Preferred Stock could be issued for any proper corporate purpose without delay or further shareholder approval, except as may be required by applicable law or regulatory agencies. The voting and other ownership rights of the Company's shareholders may be diluted by any issuances of additional Common Stock or shares of Series Preferred Stock. Shareholders will not have preemptive rights to subscribe for shares of Common Stock or Series Preferred Stock, unless the Company grants such rights at the time of issue. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized, except that both the additional shares and the currently authorized shares would have no par value. Except for the contemplated stock split and issuance of Common Stock under existing plans, the Company has no plans or proposals to issue any additional shares of Common Stock or to issue shares of Series Preferred Stock.

    The Board is required to make any determination to issue additional shares of Common Stock or shares of Series Preferred Stock based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock or Series Preferred Stock that could, depending on the circumstances, make more difficult or discourage an unfriendly attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. The issuance of additional shares of Common Stock or shares of Series Preferred Stock also could be used to dilute the voting power and ownership interests of a person or entity seeking to obtain control of the Company if the Board considered the action of such entity or person not to be in the best interests of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and voting power of other holders of Common Stock. The Company's Board of Directors is not aware of any present effort by any person or entity to obtain control of the Company.

Elimination of Par Value

    In connection with the proposed increase in the number of authorized shares, the Board of Directors believes it is advisable to eliminate the par value of its capital stock, because the concept of par value no longer has legal significance as a result of the adoption of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"). Formerly, the par value of capital stock effectively imposed restrictions on a corporation's ability to declare and pay dividends and other distributions to its shareholders. The legality of dividends and other distributions under the BCL is determined by reference to a solvency test, which governs without regard to what the articles of incorporation may provide with respect to par value or stated capital. The elimination of par value will have no effect on the Company's ability to declare and pay dividends or other distributions or on the value of the Company's shares.


Deletion of Dividend and Related Provisions

    The Board of Directors believes the deletion of the dividend and distribution provisions from Article VI of the Existing Articles, which presently provides that "The Common Stock alone shall receive all further dividends and shares upon liquidation, dissolution, winding up or distribution," is in the best interests of the Company. Although the Company has no present agreements or commitments for issuing capital stock with a preference as to dividends or distributions over the Common Stock, the proposed amendment to Article V gives the Board of Directors the full authority permitted by law to determine, among other things, the preferences of any class or any series of any class of the Series Preferred Stock. Such authority is designed to give the Board of Directors the maximum flexibility permitted by law in issuing Series Preferred Stock.


Vote Required; Recommendations

    Approval of the proposal to amend the Existing Articles requires the affirmative vote of a majority of the votes cast by all of the holders of Common Stock entitled to vote thereon at the Annual Meeting.

    The Board of Directors recommends a vote 'FOR' the proposal to amend the Existing Articles.

                      SHAREHOLDER APPROVAL OF
            APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of KPMG Peat Marwick LLP, last year's auditors, as independent public accountants to audit the financial statements of the Company for the year 1997. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of KPMG Peat Marwick LLP.

    Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by KPMG Peat Marwick LLP are approved by the Board of Directors, and the possible effect on auditors' independence of providing nonaudit services was considered prior to the service being rendered.

    Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

    Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of KPMG Peat Marwick LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.


                      DISCRETIONARY AUTHORITY

    The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.


        SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 1998
Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 1998.


                                                            Exhibit A


                              PROPOSED
                             AMENDMENTS
                      TO AMENDED AND RESTATED
                     ARTICLES OF INCORPORATION
                                 OF
                       THE YORK WATER COMPANY

Article V.

The aggregate number of shares which the Corporation shall have authority to issue is 6,500,000 shares, divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value. At any meeting of the shareholders, each holder of Common Stock shall be entitled to one vote per share. The board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, qualifications, limitations, restrictions, and the special or relative rights of any class or any series of any class of the Series Preferred Stock that may be desired.


Article VI.

    Holders of Common Stock shall have the right to cumulate their votes for the election of directors of the Corporation.

                       THE YORK WATER COMPANY
                                PROXY
           (Solicited on Behalf of the Board of Directors)

The York Water Company hereby constitute(s) and appoint(s) the proxies named in the Proxy Statement, and each of them, as the substitute and proxy of the undersigned with power of substitution, for and in the name of the undersigned, to vote at the annual Meeting of the shareholders of The York Water Company to be held at 1:00 P.M. on the date set forth on this Proxy, and at any adjournment or adjournments thereof, upon the proposals referred to, and , in their discretion, upon any other business which may properly come before the meeting, all in accordance with and as more fully described in the Notice and Proxy Statement for said meeting.

Account No.   Shares     Annual Meeting on May 5, 1997

Said Proxies are authorized and directed to vote as indicated upon the following Proposals:

Proposal (1) Election of Directors:

For All Three Nominees
(Except as marked to the Contrary Below)


Withhold Authority
(To vote for all nominees Listed Below

Instruction: to Withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below; or to cumulate your voted (the total may not exceed three times the number of your shares) insert the number of votes you desire for each nominee by specifying that number in the space provided under such nominee's name.

Frank Motter
(           votes)

George Hay Kain, III
(            votes)

Michael W. Gang
(            votes)


The Board of Directors recommends a vote "for" all three nominees

(2) Approve amendment to the Amended and Restated Articles of Incorporation
For
Against
Abstain


(3) Appoint KPMG Peat Marwick LLP as auditors

For
Against
Abstain


(Authority to vote for the election of Directors shall be deemed to be granted unless specifically withhold. Shareholders' directions on other matters set forth above will be complied with, but if no direction is made, shares will be voted in accordance with the recommendations of the Board of Directors).

Signature

Signature if held jointly

Dated

If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors




Multiple owners should all sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing.